SLM Student Loan Trust 2004-8 Quarterly Servicing Report
Report Date: 09/30/2005 Reporting Period: 7/1/05-9/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				06/30/2005	Activity	09/30/2005

A	i	Portfolio Balance			$1,969,788,600.03	($64,530,073.33)	$1,905,258,526.70
	ii	Interest to be Capitalized			4,238,095.58		3,504,541.51

	iii	Total Pool			$1,974,026,695.61		$1,908,763,068.21

	iv	Specified Reserve Account Balance			4,935,066.74		4,771,907.67
	v	Capitalized Interest			30,000,000.00		30,000,000.00

	vi	Total Adjusted Pool			$2,008,961,762.35		$1,943,534,975.88

B	i	Weighted Average Coupon (WAC)			4.249%		4.234%
	ii	Weighted Average Remaining Term			257.75		256.56
	iii	Number of Loans			120,993		118,143
	iv	Number of Borrowers			75,003		72,844
	v	Aggregate Outstanding Principal Balance — T-Bill			$140,574,036.43		$132,213,039.92
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,833,452,659.18		$1,776,550,028.29

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 7/25/05	Balance 10/25/05

C	i	A-1 Notes	78442GMM5	-0.010%	1.00000	$—	$—
	ii	A-2 Notes	78442GMN3	0.020%	1.00000	$256,964,762.35	$191,537,975.88
	iii	A-3 Notes	78442GMP8	0.090%	1.00000	$205,000,000.00	$205,000,000.00
	iv	A-4 Notes	78442GMQ6	0.140%	1.00000	$467,505,000.00	$467,505,000.00
	vi	A-5* Notes	XS0199345868	0.125%	1.23410	€410,000,000.00	€410,000,000.00
	vii	A-6* Notes	XS0199346163	0.125%	1.23410	€410,000,000.00	€410,000,000.00
	viii	B Notes	78442GMR4	0.460%	1.00000	$67,530,000.00	$67,530,000.00

	Reserve Account					07/25/2005	10/25/2005

D	i	Required Reserve Acct Deposit (%)				0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)				$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)				$4,935,066.74	$4,771,907.67
	iv	Reserve Account Floor Balance ($)				$3,314,921.00	$3,314,921.00
	v	Current Reserve Acct Balance ($)				$4,935,066.74	$4,771,907.67

E	Other Accounts					07/25/2005	10/25/2005

	i	Remarketing Fee Account				$0.00	$0.00
	ii	Capitalized Interest Account				$30,000,000.00	$30,000,000.00
	iii	Principal Accumulation Account (Class A-5)				$0.00	$0.00
	iv	Principal Accumulation Account (Class A-6)				$0.00	$0.00
	v	Supplemental Interest Account (Class A-5)				$0.00	$0.00
	vi	Supplemental Interest Account (Class A-6)				$0.00	$0.00
	vii	Investment Reserve Account				$0.00	$0.00
	viii	Investment Premium Purchase Account				$0.00	$0.00

F	Asset/Liability					07/25/2005	10/25/2005

	i	Total Adjusted Pool				$2,008,961,762.35	$1,943,534,975.88
	ii	Total USD equivalent Notes				$2,008,961,762.35	$1,943,534,975.88
	iii	Difference				$0.00	$0.00
	iv	Parity Ratio				1.00000	1.00000

*	A-5 and A-6 Notes are denominated in Euros

II. 2004-8 Transactions from: 06/30/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$65,031,459.18
	ii	Principal Collections from Guarantor	6,376,473.49
	iii	Principal Reimbursements	41,901.32
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$71,449,833.99

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$714.71
	ii	Capitalized Interest	(6,920,475.37)

	iii	Total Non-Cash Principal Activity	$(6,919,760.66)

C	Total Student Loan Principal Activity		$64,530,073.33

D	Student Loan Interest Activity
	i	Regular Interest Collections	$12,505,951.08
	ii	Interest Claims Received from Guarantors	371,831.05
	iii	Collection Fees/Returned Items	14,097.55
	iv	Late Fee Reimbursements	183,902.38
	v	Interest Reimbursements	32,518.39
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	9,340,259.78
	viii	Subsidy Payments	1,122,628.63

	ix	Total Interest Collections	$23,571,188.86

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(26.60)
	ii	Capitalized Interest	6,920,475.37

	iii	Total Non-Cash Interest Adjustments	$6,920,448.77

F	Total Student Loan Interest Activity		$30,491,637.63

G	Non-Reimbursable Losses During Collection Period		$—

H	Cumulative Non-Reimbursable Losses to Date		$—

III. 2004-8 Collection Account Activity 06/30/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$22,293,040.07
	ii	Consolidation Principal Payments	49,114,892.60
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	447.01
	v	Reimbursements by Servicer	(0.65)
	vi	Re-purchased Principal	41,454.96

	vii	Total Principal Collections	$71,449,833.99

B	Interest Collections
	i	Interest Payments Received	$23,054,952.34
	ii	Consolidation Interest Payments	285,718.20
	iii	Reimbursements by Seller	11.81
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	32,269.09
	vi	Re-purchased Interest	237.49
	vii	Collection Fees/Return Items	14,097.55
	viii	Late Fees	183,902.38

	ix	Total Interest Collections	$23,571,188.86

C	Other Reimbursements		$240,517.42

D	Reserves In Excess of the Requirement		$163,159.07

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$0.00

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$959,244.50

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$96,383,943.84

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,628,308.65)
		Consolidation Loan Rebate Fees	$(5,022,014.87)

N	NET AVAILABLE FUNDS		$89,733,620.32

O	Servicing Fees Due for Current Period		$800,136.41

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$825,136.41

IV. 2004-8 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.176%	4.160%	82,767	80,844	68.406%	68.429%	$1,270,173,305.72	$1,252,320,898.67	64.483%	65.730%
31-60 Days Delinquent	4.706%	4.432%	3,587	5,794	2.965%	4.904%	$55,807,074.36	90,146,029.84	2.833%	4.731%
61-90 Days Delinquent	4.598%	4.685%	1,929	1,797	1.594%	1.521%	$28,115,768.06	28,895,114.01	1.427%	1.517%
91-120 Days Delinquent	4.559%	4.964%	1,213	979	1.003%	0.829%	$16,177,420.14	14,889,790.67	0.821%	0.782%
> 120 Days Delinquent	5.001%	5.060%	2,308	2,018	1.908%	1.708%	$31,892,373.43	29,146,219.79	1.619%	1.530%

Deferment
Current	4.126%	4.129%	12,728	12,598	10.520%	10.663%	$229,529,333.64	213,841,283.99	11.652%	11.224%

Forbearance
Current	4.390%	4.409%	16,333	13,561	13.499%	11.478%	$335,296,970.74	269,161,382.37	17.022%	14.127%

TOTAL REPAYMENT	4.244%	4.233%	120,865	117,591	99.894%	99.533%	$1,966,992,246.09	$1,898,400,719.34	99.858%	99.640%
Claims in Process (1)	7.326%	4.623%	128	552	0.106%	0.467%	$2,796,353.94	$6,857,807.36	0.142%	0.360%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	4.249%	4.234%	120,993	118,143	100.000%	100.000%	$1,969,788,600.03	$1,905,258,526.70	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-8 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$19,322,209.58

B	Interest Subsidy Payments Accrued During Collection Period			1,043,350.25

C	SAP Payments Accrued During Collection Period			11,180,243.35

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			959,244.50

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Consolidation Loan Rebate Fees			(5,022,014.87)

G	Net Expected Interest Collections			$27,483,032.81

H	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		$720,000,000.00

	ii	Libor		3.65000%
	iii	Cap %		5.00000%

	iv	Excess Over Cap ( ii-iii )		0.00000%

	v	Cap Payments Due to the Trust		$0.00

I USD/EUR Interest Rate Swap

	Swap Payments
			Ixis-CIB, London	Ixis-CIB, London
			A-5 Swap Calc	A-6 Swap Calc

	SLM Student Loan Trust Pays:
	i	Notional Swap Amount (USD)	$505,981,000	$505,981,000
	ii	3 Month USD-LIBOR	3.650000%	3.650000%
	iii	Spread	0.141625%	0.141625%

	iv	Pay Rate	3.791625%	3.791625%
	v	Gross Swap Payment Due Counterparty	$4,902,808.31	$4,902,808.31
	vi	Days in Period 07/25/05 - 10/25/05	92	92

	Counterparty Pays:
	i	Notional Swap Amount (EUR)	€410,000,000.00	€410,000,000.00
	ii	3 Month EURIBOR	2.12300%	2.12300%
	iii	Spread	0.12500%	0.12500%

	iv	Pay Rate	2.24800%	2.24800%
	v	Gross Swap Receipt Due Paying Agent	€2,355,404.44	€2,355,404.44
	vi	Days in Period 07/25/05 - 10/25/05	92	92

VI. 2004-8 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	—	0.00000%	LIBOR

B	Class A-2 Interest Rate	0.009378889	7/25/05 - 10/25/05	3.67000%	LIBOR

C	Class A-3 Interest Rate	0.009557778	7/25/05 - 10/25/05	3.74000%	LIBOR

D	Class A-4 Interest Rate	0.009685556	7/25/05 - 10/25/05	3.79000%	LIBOR

E	Class A-5 Interest Rate	0.005744889	7/25/05 - 10/25/05	2.24800%	EURIBOR

F	Class A-6 Interest Rate	0.005744889	7/25/05 - 10/25/05	2.24800%	EURIBOR

G	Class B Interest Rate	0.010503333	7/25/05 - 10/25/05	4.11000%	LIBOR

VII. 2004-8 Inputs From Prior Period 06/30/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,969,788,600.03
	ii	Interest To Be Capitalized	4,238,095.58

	iii	Total Pool	$1,974,026,695.61
	iv	Specified Reserve Account Balance	4,935,066.74
	v	Capitalized Interest	30,000,000.00

	vi	Total Adjusted Pool	$2,008,961,762.35

B	Total Note and Certificate Factor		0.892476428
C	Total Note Balance		$2,008,961,762.35

D	Note Balance 07/25/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.000000000	0.767058992	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$256,964,762.35	$205,000,000.00	$467,505,000.00	€410,000,000.00	€410,000,000.00	$67,530,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

H	Reserve Account Balance		$4,935,066.74
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-8 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/26/2010 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-8 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-O )		$89,733,620.32	$89,733,620.32

B	Primary Servicing Fees-Current Month		$800,136.41	$88,933,483.91

C	Administration Fee		$25,000.00	$88,908,483.91

D	Aggregate Quarterly Funding Amount		$0.00	$88,908,483.91

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$88,908,483.91
	ii	Class A-2	$2,410,043.95	$86,498,439.96
	iii	Class A-3	$1,959,344.44	$84,539,095.52
	iv	Class A-4	$4,528,045.65	$80,011,049.87
	v	Class A-5 USD payment to the swap counterparty	$4,902,808.31	$75,108,241.56
	vi	Class A-6 USD payment to the swap counterparty	$4,902,808.31	$70,205,433.25
	vii	Swap Termination Payments	$0.00	$70,205,433.25

		Total	$18,703,050.66

F	Class B Noteholders’ Interest Distribution Amount		$709,290.10	$69,496,143.15

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$0.00	$69,496,143.15
	ii	Class A-2	$65,426,786.47	$4,069,356.68
	iii	Class A-3	$0.00	$4,069,356.68
	iv	Class A-4	$0.00	$4,069,356.68
	v	Class A-5 USD payment to the Accumulation Account*	$0.00	$4,069,356.68
	vi	Class A-6 USD payment to the Accumulation Account*	$0.00	$4,069,356.68

		Total	$65,426,786.47

H	Supplemental Interest Account Deposit		$0.00	$4,069,356.68

I	Investment Reserve Account Required Amount		$0.00	$4,069,356.68

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$4,069,356.68

K	Increase to the Specified Reserve Account Balance		$0.00	$4,069,356.68

L	Investment Premium Purchase Account Deposit		$0.00	$4,069,356.68

M	Carryover Servicing Fees		$0.00	$4,069,356.68

N	Remaining Swap Termination Fees		$0.00	$4,069,356.68

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$4,069,356.68

	Excess to Certificateholder		$4,069,356.68	$0.00

*	Principal amounts allocable to the A-5 and A-6 Notes are deposited into their Accumulation Accounts for distribution on the related Reset Date

X. 2004-8 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$4,935,066.74
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$4,935,066.74
	iv	Required Reserve Account Balance	$4,771,907.67
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$163,159.07
	vii	End of Period Account Balance	$4,771,907.67

B	Capitalized Interest Account
	i	Beginning of Period Account Balance (net of investment earnings)	$30,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$0.00
	iii	End of Period Account Balance (net of investment earnings)	$30,000,000.00

C	Remarketing Fee Account		Class A-5	Class A-6	Account Total

	i	Next Reset Date	07/25/2011	10/25/2011
	ii	Reset Period Target Amount	$0.00	$0.00	$0.00
	iii	Quarterly Required Amount	$0.00	$0.00	$0.00

	iv	Beginning of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00
	v	Quarterly Funding Amount	$0.00	$0.00	$0.00
	vi	Reset Period Target Amount Excess	$0.00	$0.00	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00

D	Accumulation Accounts		Class A-5	Class A-6

	i	Accumulation Account Beginning Balance	$0.00	$0.00
	ii	Principal deposits for payment on the next Reset Date	$0.00	$0.00
	iii	Principal Payments to the Noteholders on Reset Date	$0.00	$0.00

	iv	Ending Accumulation Account Balance	$0.00	$0.00

E	Supplemental Interest Account		Class A-5	Class A-6

	i	Three Month Libor Determined (Interpolation for initial period)	n/a	n/a
	ii	Investment Rate	n/a	n/a

	iii	Difference	n/a	n/a
	iv	Supplemental Interest Account Beginning Balance	$0.00	$0.00
	v	Funds Released into Collection Account	$0.00	$0.00
	vi	Number of Days Through Next Reset Date	2,099	2,191
	vii	Supplemental Interest Account Deposit Amount	n/a	n/a

F	Investment Premium Purchase Account		Class A-5	Class A-6	Account Total

	i	Beginning of Period Account Balance	$0.00	$0.00	$0.00
	ii	Required Quarterly Deposit	$0.00	$0.00	$0.00
	iii	Carryover amounts from previous periods	$0.00	$0.00	$0.00
	iv	Eligible Investments Purchase Premium Paid	$0.00	$0.00	$0.00
	v	Funds Released into Collection Account	$0.00	$0.00	$0.00

	vi	End of Period Account Balance	$0.00	$0.00	$0.00

G	Investment Reserve Account
	i	Balance	$0.00
	ii	Requirement	$0.00
	iii	Funds Released into Collection Account	$0.00
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-8 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$0.00	$2,410,043.95	$1,959,344.44	$4,528,045.65	€2,355,404.44	€2,355,404.44	$709,290.10
	ii	Quarterly Interest Paid	0.00	2,410,043.95	1,959,344.44	4,528,045.65	2,355,404.44	2,355,404.44	709,290.10

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Quarterly Principal Due	$0.00	$65,426,786.47	$0.00	$0.00	€—	€—	$0.00
	viii	Quarterly Principal Paid	0.00	65,426,786.47	0.00	0.00	—	—	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	x	Total Distribution Amount	$0.00	$67,836,830.42	$1,959,344.44	$4,528,045.65	€2,355,404.44	€2,355,404.44	$709,290.10

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/05	$2,008,961,762.35
	ii	Adjusted Pool Balance 9/30/05	1,943,534,975.88

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$65,426,786.47

	iv	Adjusted Pool Balance 6/30/05	$2,008,961,762.35
	v	Adjusted Pool Balance 9/30/05	1,943,534,975.88
	vi	Current Principal Due (iv-v)	$65,426,786.47
	vii	Principal Shortfall from Prior Period	—

	viii	Principal Distribution Amount (vi + vii)	$65,426,786.47

	x	Principal Distribution Amount Paid	$65,426,786.47

	xi	Principal Shortfall (viii — ix)	$0.00

C	Total Principal Distribution
	i	USD	$65,426,786.47
	ii	EUR	€—

D	Total Interest Distribution
	i	USD	$9,606,724.14
	ii	EUR	€4,710,808.88

E	Note Balances			07/25/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GMM5	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GMN3	$256,964,762.35		$191,537,975.88
		A-2 Note Pool Factor		0.767058992	0.195303840	0.571755152

	iii	A-3 Note Balance	78442GMP8	$205,000,000.00		$205,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GMQ6	$467,505,000.00		$467,505,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	XS0199345868	€410,000,000.00		€410,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	XS0199346163	€410,000,000.00		€410,000,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	B Note Balance	78442GMR4	$67,530,000.00		$67,530,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2004-8 Historical Pool Information

						2004
			7/1/05-9/30/05	4/1/05-6/30/05	1/1/05-3/31/05	8/25/05-12/31/05

Beginning Student Loan Portfolio Balance			$1,969,788,600.03	$2,053,554,167.15	$2,118,144,472.40	$2,191,259,896.83

	Student Loan Principal Activity
	i	Regular Principal Collections	$65,031,459.18	$86,183,801.85	$66,301,687.79	$41,674,177.67
	ii	Principal Collections from Guarantor	6,376,473.49	3,664,320.90	2,364,952.35	1,707,310.47
	iii	Principal Reimbursements	41,901.32	142,066.21	2,717,896.95	38,626,673.78
	iv	Other System Adjustments	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$71,449,833.99	$89,990,188.96	$71,384,537.09	$82,008,161.92
	Student Loan Non-Cash Principal Activity					$—
	i	Other Adjustments	$714.71	$775.20	$(3,759.28)	$(71,053.97)
	ii	Capitalized Interest	(6,920,475.37)	(6,225,397.04)	(6,790,472.56)	(8,821,683.52)

	iii	Total Non-Cash Principal Activity	$(6,919,760.66)	$(6,224,621.84)	$(6,794,231.84)	$(8,892,737.49)

(-)	Total Student Loan Principal Activity		$64,530,073.33	$83,765,567.12	$64,590,305.25	$73,115,424.43

	Student Loan Interest Activity
	i	Regular Interest Collections	$12,505,951.08	$13,323,024.76	$14,440,245.07	$22,734,081.26
	ii	Interest Claims Received from Guarantors	371,831.05	187,719.76	50,711.25	$30,382.48
	iii	Collection Fees/Returned Items	14,097.55	17,577.59	11,021.68	923.89
	iv	Late Fee Reimbursements	183,902.38	171,666.54	201,950.50	203,435.98
	v	Interest Reimbursements	32,518.39	2,600.69	14,223.09	168,411.72
	vi	Other System Adjustments	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	9,340,259.78	7,718,237.88	5,140,363.74	1,188,736.24
	viii	Subsidy Payments	1,122,628.63	1,139,391.05	1,226,989.85	435,825.90

	ix	Total Interest Collections	$23,571,188.86	$22,560,218.27	$21,085,505.18	$24,761,797.47

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(26.60)	$4.02	$20.95	$(2,270.06)
	ii	Capitalized Interest	6,920,475.37	6,225,397.04	6,790,472.56	8,821,683.52

	iii	Total Non-Cash Interest Adjustments	$6,920,448.77	$6,225,401.06	$6,790,493.51	$8,819,413.46

	Total Student Loan Interest Activity		$30,491,637.63	$28,785,619.33	$27,875,998.69	$33,581,210.93

(=)	Ending Student Loan Portfolio Balance		$1,905,258,526.70	$1,969,788,600.03	$2,053,554,167.15	$2,118,144,472.40
(+)	Interest to be Capitalized		$3,504,541.51	$4,238,095.58	$3,705,012.81	$5,589,360.93

(=)	TOTAL POOL		$1,908,763,068.21	$1,974,026,695.61	$2,057,259,179.96	$2,123,733,833.33

(+)	Reserve Account Balance		$4,771,907.67	$4,935,066.74	$5,143,147.95	$5,303,617.87
(+)	Capitalized Interest		$30,000,000.00	$30,000,000.00	$30,000,000.00	$30,000,000.00

(=)	Total Adjusted Pool		$1,943,534,975.88	$2,008,961,762.35	$2,092,402,327.91	$2,159,037,451.20

XIII. 2004-8 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-04	$2,162,734,741	9.63%

Jan-05	$2,121,447,148	6.68%

Apr-05	$2,057,259,180	7.48%

Jul-05	$1,974,026,696	8.90%

Oct-05	$1,908,763,068	9.10%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.